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                                                                     Exhibit 2.4

                                 [NOTARIAL DEED]





                               CLOSING MEMORANDUM

                                  - TURQUOISE -

                                  JUNE 29, 2001





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      SALE AND PURCHASE OF 100% OF THE SHARES IN TELE.RING TELEKOM SERVICE
       GmbH, 100% OF THE PARTNERSHIP INTEREST IN TELE.RING TELEKOM SERVICE GmbH & CO KEG AND GRANTING OF A CALL-OPTION REGARDING THE SALE AND
         PURCHASE OF 100% OF THE SHARES IN MANNESMANN 3G MOBILFUNK GmbH
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                               CLOSING MEMORANDUM

        This closing memorandum describes certain documents delivered and actions taken in connection with the sale and purchase of 100% of the shares in tele.ring Telekom Service GmbH, a limited liability company organized under the laws of Austria ("tele.ring GmbH"), 100% of the Partnership Interest in tele.ring Telekom Service GmbH & Co KEG, a limited partnership organized under the laws of Austria ("tele.ring KEG") and the granting of a Call-Option regarding the sale and purchase of 100% of the shares in Mannesmann 3G Mobilfunk GmbH, a limited liability company organized under the laws of Austria ("MM3G"), pursuant to a certain Sale and Purchase Agreement dated May 4, 2001 by and among Mannesmann Eurokom GmbH ("MEU"), EKOM Telecommunications Holding AG ("EKOM") and EHG Einkaufs- und Handels GmbH, a limited liability company organized under the laws of Austria ("EHG"), an indirect subsidiary of Western Wireless International Corporation, a corporation organized under the laws of the State of Delaware, U.S.A. ("WWIC") (the "Agreement"). Capitalized terms used herein unless otherwise defined have the meanings as ascribed to such terms in the Agreement. Except as otherwise indicated, references to Clauses and Schedules are references to Clauses and Schedules of the Agreement.

        The closing was held on June 29, 2001 at 6:15 p.m. Central European Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP,
Schwarzenbergplatz 6, 1030 Vienna, Austria, and at the offices of Mannesmann AG, Dusseldorf, Germany (the "Closing").


                                   * * * * *

                                       I.
                     MATTERS COMPLETED PRIOR TO THE CLOSING

A.      Corporate Authorizations

1. the supervisory board (Aufsichtsrat) of EKOM has approved the execution and delivery of the Loan Agreement, subject to approval by the shareholders meeting, by resolution dated May 5, 2001, which is attached hereto as Annex 1;

2. the shareholders meeting (Hauptversammlung) of EKOM has approved the execution and delivery of the Loan Agreement by resolution dated May 5, 2001, which is attached hereto as Annex 2;

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B.      Schedule 13

Prior to the Closing, the following documents were delivered and actions were taken in accordance with Schedule 13:

1.      a Draft Balance Sheet of tele.ring GmbH and tele.ring KEG as defined in
        Schedule 13 has been delivered to the Purchaser, which is attached hereto as Annex 3;

2. agreement between Vendors and Purchaser on the amount of the Consolidated Closing Net Working Capital has been reached subject to adjustment based upon the Closing Balance Sheet as provided in Schedule 13 to the Agreement;

3.      Vendors have paid EUR 69,558,533 to the tele.ring bank account, number:
        90021697, with PSK AG through wire transfer, effective June 29, 2001.


                                       II.
                                   THE CLOSING

A.      Persons Present at the Closing

The following persons were present at the Closing at the offices of Skadden, Arps, Slate, Meagher & Flom LLP Schwarzenbergplatz 6, 1030 Vienna, Austria, on June 29, 2001:

        For EHG:                            Bradley Horwitz

        For Purchaser's Counsel:            Richard Hoffman (Friedman, Kaplan,
                                            Seiler & Adelman LLP)

        For special local counsel to WWI:   Stefan Kock,
                                            Michael Barnert
                                            (Freshfields Bruckhaus Deringer)

        For MEU:                            Albert Adametz (attorney-in-fact)

        For EKOM:                           Albert Adametz (attorney-in-fact)

        For Vendors' Counsel:               Albert Adametz
                                            Martin Parschalk

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The following persons were present at the Closing at the offices of Mannesmann
AG, Dusseldorf, Germany, on June 29, 2001:

        For tele.ring GmbH:                 Hagen Mei(beta)ner
                                            Klaus Mortl

        For EKOM:                           Martin Kalisch

        For MEU:                            Thomas Nowak

        For special local counsel to WWIC:  Holger Jahn,
                                            (Freshfields Bruckhaus Deringer)

B.      Closing Conditions

All of the following transactions were considered to have taken place simultaneously and no delivery or payment was considered to have been made until all transactions, including, without limitation, those described under the headings "B. Closing Conditions" and "C. Matters Completed at the Closing" had been completed.

1.      The Austrian Cartel Court has given the confirmation described in Clause
        3.1 in connection with Schedule 2 no. 1 as evidenced by resolution dated June 27, 2001, attached hereto as Annex 4. Vendors and Purchaser agree that Condition 1 is fulfilled.

2. Telekom-Control-Kommission has given its approval within the meaning of Clause 3.1 in connection with Schedule 2 no. 2 as evidenced by Decree no. K 39/98-158 dated June 18, 2001, attached hereto as Annex 5. Vendors and Purchaser agree that Condition 2 is fulfilled.

3. Purchaser's Counsel declare that a filing under the Hart-Scott-Rodino Antitrust Improvements Act was and is not required and deliver two letters to that effect, attached hereto as Annex 6 and Annex 7. Vendors, relying on such declaration and such letters, and Purchaser agree that Condition 3 is fulfilled.

4.      Vendors and Purchaser hereby waive the fulfillment of Condition 4.

5. (a) Purchaser's Counsel have delivered, on behalf of WWIC, an original letter in the form of Schedule 16 to the Agreement executed by WWIC and attached hereto as Annex 8. (b) Purchaser has delivered a copy of the audited financial statements of WWIC, Delaware, as of December 31, 2000, which is attached hereto as Annex 9. Vendors and Purchaser agree

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        that Condition 5 is fulfilled.

6. MEU has executed and delivered an original letter attached hereto as Annex 10 and a side letter thereto attached hereto as Annex 11, which documents were then signed by EHG. Vendors and Purchaser agree that the Closing Condition agreed upon with separate agreement between MEU, EKOM and EHG dated May 4, 2001, is fulfilled.

7. Vendors and Purchaser agree that all conditions to Closing have been fulfilled or waived.

8. WWIC as requested by Vendors delivered to Vendors (a) a certified copy of the WWIC certificate of incorporation (Annex 12), (b) an incumbency certificate stating that Brad Horwitz is the President of WWIC (Annex
        13) and (c) a secretary's certificate stating that Brad Horwitz is authorized to sign certain documents on behalf of WWIC (Annex 14) and
        (d) a certified copy of the by-laws of WWIC (Annex 15).


C.      Matters Completed at the Closing

All of the following transactions were considered to have taken place simultaneously and no delivery or payment was considered to have been made until all transactions, including, without limitation, those described under the heading "B. Closing Conditions" and "C. Matters Completed at the Closing" had been completed.

At the Closing, the following documents were delivered and actions were taken (all dated as of the Closing except as otherwise indicated):

        (a)    by Vendors:

1. Minutes of the partners' meeting of tele.ring KEG approving the transfer of all of the partnership interests from MEU and EKOM to EHG, attached hereto as Annex 16 have been delivered to Purchaser. Purchaser declares this document to be satisfactory evidence of the approval of the transactions contemplated in the Agreement by the partners' meeting of tele.ring KEG.

2. Approval of the transfer of shares in tele.ring GmbH from MEU and EKOM to EHG in the Agreement has been granted by the shareholders meeting of tele.ring GmbH, a protocol of which is attached hereto as Annex 17.

                                      -v-

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3.      Decree no. K 39/98-158 dated June 18, 2001, attached hereto as Annex 5, has been delivered to Purchaser. Purchaser declares this document to be satisfactory evidence of the approval of the transactions contemplated in the Agreement by Telekom-Control-Kommission.

4. (a) Audited balance sheets of tele.ring GmbH and its legal predecessors as of December 31, 1999 and 2000, attached hereto as Annex 18, and (b) audited income statements of tele.ring GmbH and its legal predecessors for the three-year period ended December 31, 2000, attached hereto as Annex 19, have been delivered to Purchaser.

5. MEU has executed and delivered a side letter relating to certain entitlements and claims of the managing directors of tele.ring GmbH attached hereto as Annex 20.

        (b)    by Purchaser:

6. Payment of Purchase Price in cash; Vendors acknowledge receipt of payment of the Purchase Price.

        (c)    by Vendors and Purchasers:

7. A duly executed and notarized application to the commercial register for registration of Purchaser as individual successor of EKOM and MEU as limited partners in tele.ring KEG, a copy of which is attached hereto as Annex 21, has been signed.

8. A duly executed notarial deed evidencing (a) the transfer of a share quota of 0.0127% of the stated share capital of tele.ring GmbH from EKOM to EHG and (b) the transfer of a share quota of 0.0478% of the stated share capital of tele.ring GmbH from MEU to EHG by reference to the Agreement only, a copy of which is attached hereto as Annex 22, has been signed.

9. A duly executed agreement evidencing (a) the transfer of a partnership interest of ATS 632,000,000 in tele.ring KEG from MEU to EHG and (b) the transfer of a partnership interest of ATS168,000,000 in tele.ring KEG from EKOM to EHG by reference to the Agreement only, a copy of which is attached hereto as Annex 22, has been signed.

10. A side letter relating to certain equipment, a copy of which is attached hereto as Annex 23, has been signed by MEU, EKOM and EHG.

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                                      III.
                       MATTERS COMPLETED AFTER THE CLOSING

1. The management of tele.ring GmbH has executed a notarized application to the commercial register regarding the registration of Purchaser as new shareholder in tele.ring GmbH, a copy of which is attached hereto as Annex 24.

2. A duly executed and notarized application to the commercial register for registration of Purchaser as individual successor of EKOM and MEU as limited partners in tele.ring KEG, a copy of which is attached hereto as Annex 21, has been signed by tele.ring GmbH.

3. The management of tele.ring GmbH has signed agreements evidencing (a) the transfer of a partnership interest of ATS632,000,000 in tele.ring KEG from MEU to EHG and (b) the transfer of a partnership interest of ATS168,000,000 in tele.ring KEG from EKOM to EHG by reference to the Agreement only, a copy of which is attached hereto as Annex 22, to express its consent thereto.

4. A side letter relating to certain equipment has been signed by the management of tele.ring GmbH, a copy of which is attached hereto as Annex 23.

5. A side letter relating to certain entitlements and claims of the managing directors of tele.ring GmbH has been signed by the management of tele.ring GmbH attached hereto as Annex 20.

                                       IV.
                                  MISCELLANEOUS

1.      This Closing Memorandum is governed by Austrian law.

2. In the event of any dispute, controversy or claim arising out of or in connection with this Closing Memorandum (including any Annex hereto), the Parties shall proceed as set forth in Clause 20 of the Agreement. Pursuant to Clause 20.2 of said Agreement, such dispute shall be referred to and finally settled by arbitration under and in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with those rules. The place of arbitration shall be Zurich. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. The parties hereby waive any rights of application and appeal to any court or tribunal of competent jurisdiction to the fullest extent permitted by law in

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        accordance with the provisions of Clause 20.3 of the Agreement.

                                     -viii-

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                                    EHG Einkaufs- und Handels GmbH

                                    /s/
                                    ----------------------------------
                                    by:     Brad Horwitz
                                    title:  Managing Director



                                    Mannesmann Eurokom GmbH

                                    /s/
                                    ----------------------------------
                                    by:     Albert Adametz
                                    title:  attorney-in-fact



                                    EKOM Telecommunications Holding AG

                                    /s/
                                    ----------------------------------
                                    by:     Albert Adametz
                                    title:  attorney-in-fact

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